                                                                   Exhibit 10.28


                    [GENERAL MARITIME CORPORATION LETTERHEAD]

                                                May __, 2001

OCM Principal Opportunities Fund, L.P.
c/o Oaktree Capital Management, LLC
333 South Grand Avenue, 28TH Floor
Los Angeles, CA  90071

                        Re:  MANAGEMENT RIGHTS
                             -----------------

Ladies and Gentlemen:

            This letter will confirm the agreement between General Maritime Corporation, a Marshall Islands corporation (the "Company"), and OCM Principal Opportunities Fund, L.P. ("Oaktree") pursuant to which Oaktree will be entitled to the following contractual rights in connection with the investment of Oaktree in certain of the Company's equity securities:

            (1) Oaktree shall be permitted to select one (1) representative (the "Representative") to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will make itself available to meet with the Representative regularly during each year at mutually agreeable times for such consultation and advice and to review progress in achieving said plans. If an individual affiliated with Oaktree serves on the Board of Directors of the Company, he or she shall be the Representative.

            (2) The Representative shall be entitled to attend meetings of the Company's Board of Directors and participate in the discussion of issues but will not, solely by virtue of this letter, be allowed to vote on any matter submitted to the Company's Board of Directors for vote.

            (3) In the event of any material development to or affecting the Company's business, the Company shall notify the Representative and provide the

Representative with the opportunity, on reasonable prior written notice, to consult with and advise the Company's management of its views with respect thereto.

            (4) The Representative may examine the books and records of the Company and visit and inspect its facilities and may reasonably request information at reasonable times and intervals concerning the general status of the Company's financial conditions and operations.

            (5) On reasonable prior written notice, the Representative may discuss the business operations, properties and financial and other conditions of the Company with the Company's officers, employees and directors and with the Company's independent accountants and investment bankers.

            (6) The Representative shall be entitled to request that the Company provide to the Representative, when available, copies of (i) all financial statements, forecasts and projections provided to or approved by its Board of Directors; (ii) all notices, minutes, proxy materials, consents and correspondence and other material that it provides to its directors and shareholders; (iii) any letter issued to the Company by its accountants with respect to the Company's internal controls; (iv) any documents filed by the Company with the Securities and Exchange Commission; and (v) such other business and financial data as the Representative reasonably may request in writing from time to time.

            (7) Oaktree agrees that it will not disclose to any third party, other than (x) Oaktree's general partners, directors, employees, attorneys, accountants or other representatives who (i) Oaktree or its general partner reasonably believes have a need to know such information, (ii) are informed by Oaktree of the confidential nature of such information and (iii) agree to be bound by the terms of this paragraph 7 as if they were Oaktree (provided that Oaktree shall remain liable for any breaches of the terms of this paragraph 7 by such general partners, directors, employees, attorneys, accountants or other representatives) or (y) any other party which is bound by a similar confidentiality agreement with or for the benefit of the Company (the terms of which require such other party to keep such information confidential after disclosure by Oaktree and not to use it for any other purpose), any information provided to Oaktree by the Company hereunder, at a time when no person acting on behalf of Oaktree serves as a member of the Company's Board of Directors, which information is not generally available to the public ("Confidential Information"). Oaktree further agrees that it will not use any Confidential Information except to the extent necessary for the exercise of its rights hereunder. The confidentiality provisions of this paragraph 7 shall not apply to disclosure of information (i) that is independently developed by Oaktree not from any Confidential Information or becomes available to Oaktree on a non-confidential basis from a person who, to Oaktree's actual knowledge, is not bound by a confidentiality agreement with the Company, (ii) that is disclosed with the prior express written approval of the Company or (iii) that may otherwise be required by any court or governmental agency or as may be required by applicable law; provided that if disclosure is required as described in this clause (iii), Oaktree shall (A) promptly notify the Company of such required disclosure in order to enable the Company to seek a protective order or take other action to limit such disclosure, (B) cooperate at the Company's expense with any of the Company's actions described in the preceding clause (A), and (C) disclose any Confidential Information only to the extent so required.

            The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying Oaktree's ownership of stock in the Company as a "venture capital investment" for purposes of the Department of Labor "plan assets" regulation, 29 C.F.R. ss.2510.3-101. In the event the aforementioned rights are not satisfactory for such purpose, the Company and Oaktree shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy such regulations.

            The rights described therein shall terminate and be of no further force or effect the date upon which Oaktree, together with its affiliates, cease to beneficially hold a number of equity securities issued by the Company equal to or less than 10% of the equity securities held by Oaktree and its affiliates upon the closing of the Company's initial public offering (as adjusted for any stock dividends, stock splits and the like with respect to such securities). The confidentiality provisions hereof will survive any such termination.

            The rights described herein shall not be assignable without the written consent of the Company; provided, however, that Oaktree may assign its rights hereunder to any affiliate of Oaktree which assumes the obligations of Oaktree hereunder.

            The rights granted to Oaktree hereunder are not in substitution for, and shall not be deemed to be in limitation of, any rights otherwise available to Oaktree as a holder of securities of the Company.

                 [REMAINDER INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, this letter agreement has been duly executed by the parties set forth below as of the date written above.


                                        GENERAL MARITIME CORPORATION


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

                                        By:   Oaktree Capital Management, LLC
                                              General Partner

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title: